UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM
8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): September 28, 2020

Commission File Number	Exact Name of Registrant as Specified in Charter; State of Incorporation; Address and Telephone Number	IRS Employer Identification Number

1-14756	Ameren Corporation (Missouri Corporation) 1901 Chouteau Avenue St. Louis, Missouri 63103 (314) 621-3222	43-1723446

1-2967	Union Electric Company (Missouri Corporation) 1901 Chouteau Avenue St. Louis, Missouri 63103 (314) 621-3222	43-0559760

Check the appropriate box below if the Form
8-K
filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	AEE	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule
12b-2
of the Securities Exchange Act of 1934
(§240.12b-2
of this chapter).

Emerging Growth Company

Ameren Corporation	☐
Union Electric Company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Ameren Corporation	☐
Union Electric Company	☐

ITEM 8.01	Other Events.
On September 28, 2020, Union Electric Company, doing business as Ameren Missouri (“Ameren Missouri”), filed its non-binding
integrated resource plan (“2020 IRP”) with the Missouri Public Service Commission (“MoPSC”). The 2020 IRP includes Ameren Missouri’s preferred plan for meeting customers’ projected long-term energy needs in a responsible fashion that maintains system reliability and customer affordability. The plan targets significant investments in renewable resources, including the addition of 3,100 megawatts (“MW”) of renewable generation by 2030, which reflects a potential investment of approximately $4.5 billion, and a total of 5,400 MW by 2040, which reflects a potential total investment of approximately $8 billion. These amounts are inclusive of the 700 MW of wind generation projects that are expected to be substantially complete in 2020 and fully in-service
in early 2021. These wind projects collectively represent approximately $1.2 billion of investment, of which up to $200 million relates to the portion that is expected to be placed in-service
in 2021. Ameren Missouri’s plan also includes advancing the retirement dates of the Sioux and Rush Island coal-fired energy centers to 2028 and 2039, respectively, the continued implementation of customer energy efficiency programs, and its expectation that it will seek an extension of the operating license for the Callaway nuclear energy center beyond its current 2044 expiration date.
Ameren Missouri’s plan could be impacted by, among other factors: Ameren Missouri’s ability to obtain a certificate of convenience and necessity from the MoPSC or any other required approvals for the addition of renewable resources, retirement of energy centers, and new or continued customer energy-efficiency programs; the availability of necessary materials and equipment, including those that are affected by the disruptions in the global supply chain caused by the
COVID-19
pandemic; Ameren Missouri’s ability to obtain interconnection agreements from regional transmission organizations, including the cost of such interconnections; the availability of federal production tax credits and investment tax credits related to renewable energy and Ameren Missouri’s ability to use such credits; the cost of wind, solar, and other renewable generation and storage technologies; changes in environmental laws or requirements, including those related to carbon emissions; and energy prices and demand.
In connection with the 2020 IRP filing, Ameren Corporation (“Ameren”) announced a goal of achieving net-zero
carbon emissions by 2050. To meet this goal, Ameren is targeting a 50% carbon emissions reduction by 2030 and an 85% reduction by 2040 from 2005 levels. Achieving these goals will be dependent on a variety of factors, including advancements in innovative, carbon-free generation and storage technologies and constructive federal and state energy and economic policies.
Forward-looking statements
Statements in this report not based on historical facts are considered “forward-looking” and, accordingly, involve risks and uncertainties that could cause actual results to differ materially from those discussed. Although such forward-looking statements have been made in good faith and are based on reasonable assumptions, there is no assurance that the expected results will be achieved. These statements include (without limitation) statements as to future expectations, beliefs, plans, strategies, objectives, events, conditions, and financial performance. In connection with the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, Ameren and Ameren Missouri are providing this cautionary statement to identify important factors that could cause actual results to differ materially from those anticipated. In addition to the factors discussed in this report, Ameren and Ameren Missouri’s Annual Report on Form
10-K
for the year ended December 31, 2019, their Quarterly Report on Form
10-Q
for the quarter ended June 30, 2020, and their other reports filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934 contain a list of factors and a discussion of risks that could cause actual results to differ materially from management expectations suggested in such “forward-looking” statements. All “forward-looking” statements included in this presentation are based upon information presently available, and Ameren and Ameren Missouri, except to the extent required by the federal securities laws, undertakes no obligation to update or revise publicly any “forward-looking” statements to reflect new information or current events.

This combined Form
8-K
is being filed separately by Ameren Corporation and Union Electric Company (each a “registrant”). Information contained herein relating to any individual registrant has been filed by such registrant on its own behalf. No registrant makes any representation as to information relating to any other registrant.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized. The signature for each undersigned company shall be deemed to relate only to matters having reference to such company or its subsidiaries.

AMEREN CORPORATION
(Registrant)

By:	/s/ Michael L. Moehn
Name:	Michael L. Moehn
Title:	Executive Vice President and
Chief Financial Officer

UNION ELECTRIC COMPANY
(Registrant)

By:	/s/ Martin J. Lyons, Jr.
Name:	Martin J. Lyons, Jr.
Title:	Chairman and President
Date: September 28, 2020